Exhibit 99.1

Combined Statements of Revenues and Direct Operating Expenses of Properties Acquired by a subsidiary of Energy Resources 12, L.P. from Bruin E&P Non-Op Holdings, LLC under Agreement dated June 29, 2018

Report of Independent Auditors	F-1
Combined Statements of Revenues and Direct Operating Expenses	F-2
Notes to Combined Statements of Revenues and Direct Operating Expenses	F-3

REPORT OF INDEPENDENT AUDITORS

The Managing General Partner of Energy Resources 12, L.P.

We have audited the accompanying combined statements of revenues and direct operating expenses (the “financial statements”) of the assets acquired by a subsidiary of Energy Resources 12, L.P. from Bruin E&P Non-Op Holdings, LLC for the years ended December 31, 2017 and 2016, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Energy Resources 12, L.P and Bruin E&P Non-Op Holdings, LLC management are responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the assets acquired by a subsidiary of Energy Resources 12, L.P. from Bruin E&P Non-Op Holdings, LLC for the years ended December 31, 2017 and 2016, in conformity with U.S. generally accepted accounting principles.

Basis of Presentation

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1. The presentation is not intended to be a complete financial statement presentation of the assets acquired as described above.

/s/ Ernst & Young LLP

Richmond, Virginia

September 5, 2018

COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF PROPERTIES ACQUIRED BY A SUBSIDIARY OF ENERGY RESOURCES 12, L.P. FROM BRUIN E&P NON-OP HOLDINGS, LLC UNDER AGREEMENT DATED JUNE 29, 2018

	Six months ended June 30, 2018	Year ended December 31, 2017	Year ended December 31, 2016
	(Unaudited)

Revenues - oil, natural gas and natural gas liquids sales	$12,602,297	$14,668,131	$8,968,542
Direct operating expenses	3,652,314	4,299,367	3,477,926

Revenues in excess of direct operating expenses	$8,949,983	$10,368,764	$5,490,616

See Notes to Combined Statements of Revenues and Direct Operating Expenses

NOTES TO COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF PROPERTIES ACQUIRED BY A SUBSIDIARY OF ENERGY RESOURCES 12, L.P. FROM BRUIN E&P NON-OP HOLDINGS, LLC UNDER AGREEMENT DATED JUNE 29, 2018

Six months ended June 30, 2018 (unaudited),

Years ended December 31, 2017 and 2016

Note 1. Basis of Presentation

Bruin E&P Non-Op Holdings, LLC (the “Company”) is a limited liability company created on December 1, 2016, for the purpose of acquiring producing and non-producing oil and natural gas properties with development potential within the Bakken Shale in northwest North Dakota. The Company is a wholly-owned subsidiary of Bruin E&P Partners, LLC, a limited liability company primarily engaged in the exploration, acquisition, development and production of onshore oil and natural gas properties in the United States. On December 9, 2016, the Company entered into an agreement with Enerplus Corporation, through its subsidiary Enerplus Resources (USA) Corporation, (collectively, “Enerplus”) to acquire non-operated oil and natural gas properties predominantly in the counties of McKenzie, Dunn, McLean and Mountrail, North Dakota (the “Bakken Assets”) for $292 million in cash, subject to customary purchase price adjustments. The transaction closed on December 30, 2016.

On November 21, 2017, the Company entered into an agreement with Energy Resources 12, L.P. (“ER12”) through its wholly-owned subsidiary, Energy Resources 12 Operating Company, LLC (the “Buyer”), to sell 50% of the Company’s then-existing interest in non-operated oil and gas properties and the related rights of the Bakken Assets for $87.5 million, subject to customary purchase price adjustments. The transaction closed on February 1, 2018, resulting in the divestiture by the Company of an approximate average 3.1% non-operated working interest in approximately 204 existing producing wells, approximately 30 wells in various stages of the drilling and completion process and additional future development locations.

On June 29, 2018, the Company entered into an agreement with Buyer to sell 99% of the Company’s remaining 50% interest in the Bakken Assets for $82.5 million, subject to customary purchase price adjustments. The transaction closed on August 31, 2018, resulting in the divestiture by the Company of an approximate average 2.7% non-operated working interest in approximately 240 existing producing wells, 20 wells in various stages of the drilling and completion process and additional future development locations. The accompanying combined statements of revenues and direct operating expenses reflect the portion of the Bakken Assets applicable to the interests acquired by Buyer on August 31, 2018 (the “Properties”).

Revenues in the accompanying combined statements of revenues and direct operating expenses are recognized on the sales method. Direct operating expenses are recognized on the accrual method and consist of monthly operator overhead and other direct costs of operating the Properties. Included in direct operating costs are costs associated with field operating expenses, workovers and monthly operator overhead.

The accompanying audited statements of revenues and direct operating expenses were derived from Enerplus’s historical accounting records prior to the purchase of the Bakken Assets by the Company. The combined statements of revenues and direct operating expenses represent the revenues and direct operating expenses for the Properties for the period of Enerplus ownership (January 1, 2016 to December 29, 2016) and for the period of the Company’s ownership (December 30, 2016 to June 30, 2018).

The combined statements of revenues and direct operating expenses vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain indirect expenses that were incurred in connection with the ownership and operation of the Properties including, but not limited to, general and administrative expenses and interest expense. These costs were not separately allocated to the Properties in the accounting records of the Company. In addition, these allocations, if made using historical general and administrative and debt structures, would not produce allocations that would be indicative of the historical performance of the Properties had it been a Buyer property due to the differing size, structure, operations and accounting policies of the Company and Buyer. The accompanying financial statements also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs that Buyer will incur upon the allocation of the purchase price paid for the Properties. The accompanying statements also do not include provisions for federal or state income taxes.

Furthermore, no balance sheet has been presented for the Properties because the acquired properties were not accounted for as a separate subsidiary or division of the Company and complete financial statements are not available, nor has information about the Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical statements of revenues and direct operating expenses of the Properties are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission (‘‘SEC’’) Regulation S-X.

These statements of revenues and direct operating expenses are not indicative of the results of operations for the Properties on a go forward basis.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The combined statements of revenues and direct operating expenses are derived from the historical operating statements of the operators of the Properties for the Company and Enerplus. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the respective reporting periods. Actual results could be different from those estimates.

Revenue Recognition

Total revenues in the accompanying financial statements include the sale of crude oil, natural gas and natural gas liquids (“NGL”), net of royalties. The Company recognizes revenues when the significant risks and rewards of ownership have been transferred, which is when title passes to the customer. Oil and gas revenues included in these statements are recorded on the sales method, under which revenues are based on the oil, natural gas liquids and natural gas delivered rather than the net revenue interest share of oil and gas produced. There were no significant imbalances with other revenue interest owners during the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of direct expenses of operating the Properties. The direct operating expenses include lease operating, production and ad valorem taxes, exploration costs, and processing and transportation expenses. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs and other field-related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and gas production activities.

Note 3. Contingencies

The activities of the Properties may become subject to potential claims and litigation in the normal course of operations. The Company is not aware of any liability related to any pending or threatened litigation that could have a material adverse effect on the operations or financial results of the Properties.

Note 4. Subsequent Events

Management has evaluated subsequent events through September 5, 2018, the date the accompanying combined statements of revenue and direct operating expenses were available to be issued, and is not aware of any events that have occurred that require adjustments to or disclosure in these financial statements.

Note 5. Supplemental Oil and Natural Gas Reserve Information (Unaudited)

The following unaudited information regarding the Properties’ oil, natural gas and NGL reserves is presented pursuant to the disclosure requirements required by the Securities and Exchange Commission and the Financial Accounting Standards Board. Estimates of reserves were prepared by the use of appropriate geologic, petroleum engineering and evaluation principles and techniques that are in accordance with practices generally recognized by the petroleum industry as presented in the publication of the Society of Petroleum Engineers entitled “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (Revision as of February 19, 2007).” The method or combination of methods used in the analysis of each reservoir was tempered by experience with similar reservoirs, stage of development, quality and completeness of basic data and production history.

For depletion-type reservoirs or those whose performance disclosed a reliable decline in producing-rate trends or other diagnostic characteristics, reserves were estimated by the application of appropriate decline curves or other performance relationships. In the analyses of production-decline curves, reserves were estimated only to the limits of economic production or to the limit of the production licenses as appropriate. Accordingly, these estimates should be expected to change, and such changes could be material and occur in the near term as future information becomes available. “Revisions of previous estimates” in the table below represent changes in previous reserve estimates, either upward or downward, resulting from a change in economic factors, such as commodity prices, operating costs or development costs, or resulting from information obtained from the Partnership’s production history.

Reserve Quantity Information

Below are the net quantities of net proved developed and undeveloped reserves and proved developed reserves of the Properties:

	For the year ended December 31, 2017				For the year ended December 31, 2016
	Oil (Bbls)	Gas (Mcf)	NGL (Bbls)	Total (BOE)	Oil (Bbls)	Gas (Mcf)	NGL (Bbls)	Total (BOE)

Proved developed and undeveloped reserves:
Beginning of period	13,707,347	8,122,302	1,225,561	16,286,625	798,543	807,585	107,641	1,040,782
Purchase of mineral in place	-	-	-	-	-	-	-	-
Extensions, discoveries and other additions	22,729	6,964	1,662	25,552	12,251,740	6,819,056	1,039,554	14,427,803
Revisions of previous estimates	(3,821,478)	(3,049,387)	(495,249)	(4,824,958)	885,849	682,284	105,075	1,104,638
Production	(292,642)	(174,953)	(24,432)	(346,233)	(228,785)	(186,623)	(26,709)	(286,598)
End of period	9,615,956	4,904,926	707,542	11,140,986	13,707,347	8,122,302	1,225,561	16,286,625

Proved developed reserves:
Beginning of period	1,641,202	1,416,482	201,402	2,078,684	798,543	807,585	107,641	1,040,782
Purchase of mineral in place	-	-	-	-	-	-	-	-
Extensions, discoveries and other additions	706,069	206,059	35,932	776,344	185,595	113,236	15,395	219,862
Revisions of previous estimates	(2,005)	26,127	17,822	20,172	885,849	682,284	105,075	1,104,638
Production	(292,642)	(174,953)	(24,432)	(346,233)	(228,785)	(186,623)	(26,709)	(286,598)
End of period	2,052,624	1,473,715	230,724	2,528,967	1,641,202	1,416,482	201,402	2,078,684

In accordance with SEC Regulation S-X, Rule 4-10, as amended, the Properties’ reserves are valued using the 12-month average price calculated as the unweighted arithmetic average of the spot price on the first day of each month within the 12-month period prior to the end of the reporting period.

The oil and natural gas prices used in computing the Properties’ reserves as of January 1, 2018 were $51.34 per barrel of oil and $2.98 per Mcf of natural gas, before price differentials. Including the effect of price differential adjustments, the average realized prices used in computing the Properties’ reserves as of January 1, 2018 were $45.49 per barrel of oil, $2.13 per Mcf of natural gas and $15.66 per barrel of NGL.

The oil and natural gas prices used in computing the Properties’ reserves as of January 1, 2017 were $42.75 per barrel of oil and $2.48 per Mcf of natural gas, before price differentials. Including the effect of price differential adjustments, the average realized prices used in computing the Properties’ reserves as of January 1, 2017 were $35.25 per barrel of oil, $2.11 per Mcf of natural gas and $11.78 per barrel of NGL.

The oil, natural gas and NGL prices used in computing the Properties’ reserves as of January 1, 2016 were $50.28 per barrel of oil and $2.58 per Mcf of natural gas, before price differentials. Including the effect of price differential adjustments, the average realized prices used in computing the Properties’ reserves as of January 1, 2016 were $42.78 per barrel of oil, ($0.42) per Mcf of natural gas and $6.42 per barrel of NGL.

Standardized Measure of Discounted Future Net Cash Flows

Accounting standards prescribe guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. Future cash inflows and future production and development costs are determined by applying the trailing unweighted 12-month arithmetic average of the first-day-of-the-month individual product prices and year-end costs to the estimated quantities of oil, natural gas and NGL to be produced. Actual future prices and costs may be materially higher or lower than the unweighted 12-month arithmetic average of the first-day-of-the-month individual product prices and year-end costs used. For each year, estimates are made of quantities of proved reserves and the future periods during which they are expected to be produced based on continuation of the economic conditions applied for such year.

The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor. The assumptions used to compute the standardized measure are those prescribed by the FASB and the SEC, and as such, do not necessarily reflect expectations of actual revenue to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these estimates affect the valuation process.

	December 31, 2017	December 31, 2016

Future cash inflows	$457,882,549	$514,761,123
Future production costs	(147,326,018)	(191,104,888)
Future development costs	(57,864,366)	(73,886,700)
Future net cash flows	252,692,165	249,769,535
10% annual discount	(150,823,925)	(163,744,753)
Standardized measure of discounted future net cash flows	$101,868,240	$86,024,782

Changes in the standardized measure of discounted future net cash flows are as follows:

	For the year ended December 31, 2017	For the year ended December 31, 2016

Standardized measure at beginning of period	$86,024,783	$12,223,615
Changes resulting from:
Acquisition of reserves	-	-
Sales of oil, natural gas and NGLs, net of production costs	(10,368,764)	(5,490,616)
Net changes in prices and production costs	37,523,597	(2,701,200)
Development costs incurred during the period	11,118,756	1,490,491
Revisions of previous estimates	(38,452,466)	154,389,193
Change in estimated future development costs	16,022,334	(73,886,701)
Standardized measure of discounted future net cash flows	$101,868,240	$86,024,782